1 T. ROWE PRICE GROUP, INC. AMENDED AND RESTATED EMPLOYMENT AGREEMENT AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of April 21, 2026 (the “Effective Date”), between T. Rowe Price Group, Inc., a Maryland corporation (the “Company”), and Glenn R. August (the “Executive”). W I T N E S S E T H WHEREAS, on October 28, 2021, the Company entered into an employment agreement with the Executive (the “Existing Agreement”), pursuant to which the Executive is employed as the Chief Executive Officer of Oak Hill Advisors, L.P., a Delaware limited partnership (“OHA”); WHEREAS, in advance of the expiration of the initial term of the Existing Agreement, the Company and the Executive desire to amend and restate the Existing Agreement to memorialize the Executive’s continued employment as the Chief Executive Officer of OHA; WHEREAS, OHA is a subsidiary of Company, and Company together with its various subsidiaries are affiliates (“Affiliates”). NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. POSITION AND DUTIES. (a) During the Employment Term (as defined in Section 2 hereof), the Executive shall serve as the Chief Executive Officer of OHA. In this capacity, the Executive shall have the duties, authorities and responsibilities as are required by the Executive’s position, and consistent with those duties, authorities and responsibilities that Executive had immediately prior to the Effective Date and the Amended and Restated Letter Agreement, and such other duties, authorities and responsibilities as the Chief Executive Officer of the Company (“CEO”) or the Board of Directors of the Company (the “Board”) shall designate from time to time that are consistent with the Executive’s position as the Chief Executive Officer of OHA and the Amended and Restated Letter Agreement. The Executive’s principal place of employment with the Company shall be in New York, New York, provided that the parties acknowledge and agree that the Executive will be permitted to work remotely or from alternate locations, from time to time, provided, further, that the Executive understands and agrees that the Executive may be required to travel from time to time for business purposes. The Executive shall report directly to the CEO. (b) During the Employment Term, the Executive shall devote all of the Executive’s business time, energy, business judgment, knowledge and skill and the Executive’s best efforts in the performance of the Executive’s duties with the Company, provided that the foregoing shall

2 not prevent the Executive from (i) serving on the boards of directors of non-profit organizations and other for profit companies, in each case, with the prior written approval of the Board, (ii) participating in charitable, civic, educational, professional, community or industry affairs, (iii) managing the Executive’s passive personal investments, in each case, and (iv) such other outside activities as may be approved by the Board hereunder. Notwithstanding the foregoing, the Executive shall be permitted to continue to engage in the activities disclosed by the Executive to, and approved by, the Company pursuant to the Company’s Outside Affiliations Policy (“Permitted Activities”). 2. EMPLOYMENT TERM. The period of time that the Executive is employed by the Company from the Effective Date through the termination of the Executive’s employment hereunder shall be referred to herein as the “Employment Term.” 3. BASE SALARY. During the Employment Term, the Company agrees to pay the Executive a base salary at an annual rate of $350,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The Executive’s Base Salary shall be subject to annual review by the Board (or a committee thereof), in consultation with the CEO, and may be subject to increase from time to time but not decrease; provided, that the Base Salary may be decreased in connection with across-the-board reductions affecting similarly situated Company employees. The base salary as determined herein and adjusted from time to time shall constitute “Base Salary” for purposes of this Agreement. 4. ANNUAL BONUS. During the Employment Term, the Executive may be eligible to receive an annual incentive payment (the “Annual Bonus”) under the Company’s annual bonus program as may be in effect from time to time (the “Annual Bonus Program”) or other incentive payment under any other incentive plan that may from time to time be in effect. Any Annual Bonus payable hereunder shall be paid either in (a) the calendar year to which such bonus relates or (b) the calendar year following the calendar year to which such bonus relates, in each case, at the same time annual bonuses are paid to other senior executives of OHA, with such applicable date of payment determined in the sole discretion of the Company and subject to (i) the Executive continued employment with the Company through the applicable date of payment (except as otherwise provided in Section 8 hereof), and (ii) any mandatory deferral provisions, including the issuance of equity-based or other awards under any then effective long- term incentive plan of the Company and as communicated in advance to the Executive. 5. EQUITY AWARDS. The Executive may be considered to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the Employment Term for which employees are generally eligible, in the Board’s sole discretion. The level of the Executive’s participation in any such plan, if any, shall be determined in the sole discretion of the Board and the CEO from time to time. 6. EMPLOYEE BENEFITS. (a) BENEFIT PLANS. During the Employment Term, the Executive shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain or contribute to for the benefit of its employees generally, subject to satisfying the applicable eligibility requirements, except to the extent such plans are duplicative of the benefits

3 otherwise provided hereunder. The Executive’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time to the extent permitted by the terms of such plans, provided that such modification or termination is not intended to disproportionately adversely affect the Executive. During the Employment Term, for purposes of OHA’s or the Company’s benefit plans, the Executive will be credited with years of service that the Executive was employed with OHA and its affiliates. (b) PAID TIME OFF. During the Employment Term, the Executive shall be entitled to thirty (30) days of paid time off per calendar year (as prorated for partial years), to be taken and accrued in accordance with the Company’s policy on accrual and use applicable to employees as in effect from time to time, which paid time off shall be in addition to any Company-wide public holidays. (c) BUSINESS AND TRAVEL EXPENSES. Upon presentation of reasonable substantiation and documentation as the Company may specify from time to time, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable out-of-pocket business expenses incurred and paid by the Executive during the Employment Term and in connection with the performance of the Executive’s duties hereunder, generally consistent with the Company’s past practice. 7. TERMINATION. The Executive’s employment and the Employment Term shall terminate on the first of the following to occur: (a) DISABILITY. Upon forty-five (45) days’ prior written notice by the Company to the Executive of termination due to Disability. For purposes of this Agreement, “Disability” shall be as defined in any then effective long-term disability plan maintained by the Company that covers the Executive. The Executive shall cooperate in all respects with the Company if a question arises as to whether the Executive has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists mutually agreed upon between the Company the Executive and authorizing such medical doctors and other health care specialists to discuss the Executive’s condition with the Company). (b) DEATH. Automatically upon the date of death of the Executive. (c) CAUSE. Subject to the notice and opportunity to cure below, upon written notice by the Company to the Executive of a termination for Cause. “Cause” shall mean: (i) the Executive’s willful misconduct or gross negligence in the performance of the Executive’s duties to the Company or its Affiliate that could reasonably be expected to result in material financial or reputational harm to the Company or its Affiliate; (ii) the Executive’s habitual failure to perform the Executive’s duties to the Company or its Affiliate, or to follow the lawful directives of the CEO (other than as a result of death or Disability);

4 (iii) conviction of, or pleading of guilty or nolo contendere to, a felony or any gross misdemeanor involving moral turpitude; (iv) the Executive’s performance of any material act of theft, embezzlement, fraud, malfeasance or misappropriation of the Company’s or its Affiliates’ property; (v) the Executive’s material breach of this Agreement, the Amended and Restated Letter Agreement or any other material agreement with the Company or its Affiliates; or (vi) the Executive’s violation of the Company’s Code of Ethics or other written policy applicable to the Executive that could reasonably be expected to result in material financial or reputational harm to the Company or its Affiliates. For purposes of this Section 7(c), any act, or failure to act, based on authority given to the Executive pursuant to a resolution duly adopted by the Board or based on the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company. Any determination of Cause by the Company will be made in good faith by a resolution approved by a majority of the members of the Board, provided that no such determination may be made until the Executive has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to cure such event (if susceptible to cure) to the satisfaction of the Board and the CEO, or, if such event is not so cured, an opportunity on at least five (5) days advance written notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event. Notwithstanding anything to the contrary contained herein, the Executive’s right to cure as set forth in the preceding sentence shall not apply if there are habitual or repeated breaches by the Executive. The parties acknowledge and agree that where notice of termination has been served by the Company to the Executive pursuant to this Section 7c), the Company shall have the right to put the Executive on administrative leave, and shall be under no obligation to provide work for or assign any duties to the Executive for the whole or any part of the relevant notice period and may require the Executive not to attend any premises of the Company. Any such directive by the Company shall in no event constitute Good Reason. (d) WITHOUT CAUSE. Upon sixty (60) days’ prior written notice by the Company to the Executive of an involuntary termination without Cause (other than for death or Disability). (e) GOOD REASON. Upon written notice by the Executive to the Company of a termination for Good Reason. “Good Reason” shall mean the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Executive to the Company of the occurrence of one of the reasons set forth below:

5 (i) material diminution in the Executive’s Base Salary (which, for the avoidance of doubt, shall not include any “across the board” reductions affecting executive level employees of the Company or any of its Affiliates); (ii) material diminution in the Executive’s duties, authorities or responsibilities (other than (w) temporarily while physically or mentally incapacitated, (x) as required by applicable law or (y) with respect to the Executive’s service on the Board; or (iii) the Company’s material breach of its obligations under this Agreement, the Amended and Restated Letter Agreement or any other material agreement with the Executive. The Executive shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within sixty (60) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Executive. (f) WITHOUT GOOD REASON. Upon ninety (90) days’ prior written notice by the Executive to the Company of the Executive’s voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date. 8. CONSEQUENCES OF TERMINATION. (a) DEATH. In the event that the Executive’s employment and the Employment Term ends on account of the Executive’s death, the Executive or the Executive’s estate, as the case may be, shall be entitled to the following (with the amounts due under Sections 8(a)(i) through 8(a)(iv) hereof to be paid within sixty (60) days following termination of employment, or such earlier date as may be required by applicable law): (i) any unpaid Base Salary through the date of termination; (ii) any Annual Bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination (if applicable), payable as provided in Section 4 hereof (without regard to any continued employment requirement); (iii) in compliance with Section 6(c), reimbursement for any unreimbursed business expenses incurred through the date of termination; (iv) any accrued but unused vacation time in accordance with Company policy; and (v) all other accrued and vested payments, benefits or fringe benefits to which the Executive shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement (collectively, Sections 8(a)(i) through 8(a)(v) hereof shall be hereafter referred to as the “Accrued Benefits”).

6 In addition to the Accrued Benefits, in the event that the Executive’s employment and the Employment Term ends on account of the Executive’s death, the Executive’s estate shall receive (x) an amount equal to the Executive’s monthly Base Salary rate (but not as an employee), paid monthly for a period of six (6) months following such termination and (y) the “COBRA Subsidy” (as defined below) for a period of six (6) months following such termination (such payments and benefits described in (x) and (y), the “Additional Benefits”). (b) DISABILITY. In the event that the Executive’s employment and/or Employment Term ends on account of the Executive’s Disability, the Company shall pay or provide the Executive with the Accrued Benefits and the Additional Benefits. (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive’s employment is terminated (x) by the Company for Cause, or (y) by the Executive without Good Reason, the Company shall pay to the Executive the Accrued Benefits other than the benefit described in Section 8(a)(ii) hereof. (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Executive’s employment by the Company is terminated (x) by the Company other than for Cause, or (y) by the Executive for Good Reason, the Company shall pay or provide the Executive with the following, subject to the provisions of Section 23 hereof: (i) the Accrued Benefits; (ii) subject to the Executive’s continued compliance with the obligations in Sections 9, 10 and 11 hereof, a pro-rata portion of the Executive’s Annual Bonus for the calendar year in which the Executive’s termination occurs, if applicable in such calendar year, based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full calendar year by a fraction, the numerator of which is the number of days during the calendar year of termination that the Executive is employed by the Company and the denominator of which is 365) payable at the same time bonuses for such year are paid to other senior executives of the Company; (iii) subject to the Executive’s continued compliance with the obligations in Sections 9, 10 and 11 hereof, an amount equal to the Executive’s monthly Base Salary rate (but not as an employee), paid monthly for a period of twelve (12) months following such termination; provided that to the extent that the payment of any amount constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (as defined in Section 23 hereof), any such payment scheduled to occur during the first sixty (60) days following the termination of employment shall not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto; and (iv) subject to (A) the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), (B) the Executive’s continued copayment of premiums at the same level and cost to the Executive as if the Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), and (C) the

7 Executive’s continued compliance with the obligations in Sections 9, 10 and 11 hereof, continued participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Executive and the Executive’s eligible dependents (the “COBRA Subsidy”) for a period of twelve (12) months, provided that the Executive is eligible and remains eligible for COBRA coverage; and provided, further, that in the event that the Executive obtains other employment that offers group health benefits, such continuation of coverage by the Company under this Section 8(d)(iv) shall immediately cease. Notwithstanding the foregoing, the Company shall not be obligated to provide the COBRA Subsidy contemplated by this Section 8(d)(iv) if it would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable) and, in such case, the Company shall provide the Executive with a monthly lump sum cash payment equal to the monthly cost of such coverage during such twelve (12)-month period. Payments and benefits provided in this Section 8(d) shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend or modify any right that the Executive may have to payments under any other OHA partnership or other compensatory arrangements, pursuant to the terms and conditions contained therein. (e) CODE SECTION 280G. Notwithstanding any other provision of this Agreement to the contrary, in the event that any payment that is either received by the Executive or paid by the Company on the Executive’s behalf or any property, or any other benefit provided to the Executive under this Agreement or under any other plan, arrangement or agreement with the Company or any other person whose payments or benefits are treated as contingent on a change of ownership or control of the Company (or in the ownership of a substantial portion of the assets of the Company) or any person affiliated with the Company or such person (but only if such payment or other benefit is in connection with the Executive’s employment by the Company) (collectively the “Company Payments”), will be subject to the tax imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), then the Executive will be entitled to receive either (i) the full amount of the Company Payments, or (ii) a portion of the Company Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Executive on an after-tax basis, of the greatest portion of the Company Payments. Any determination required under this Section 8(e) shall be made in writing by the independent public accountant of the Company (the “Accountants”), whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. The Accountants shall take into account to the extent determined reasonable by the Company, “reasonable compensation” (within the meaning of Q&A-9 and Q&A-40 to Q&A 44 of the final regulations under Section 280G of the Code) analysis of the value of services provided or to be provided by the Executive, including any agreement by the Executive (if applicable) to refrain from performing services pursuant to a covenant not to compete or similar covenant applicable to the Executive

8 that may then be in effect. The Company will pay for the analysis and determination of the application of Section 280G and 4999 of the Code. At the time that payments are made under this Section 8(e), the Company shall provide Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company received from the Accountants, or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). For purposes of making any calculation required by this Section 8(e), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction of the Company Payments pursuant to this Section 8(e), such reduction shall occur in the following order: (A) any cash severance payable by reference to the Executive’s Base Salary or Annual Bonus, (B) any other cash amount payable to the Executive, (C) any employee benefit valued as a “parachute payment,” and (D) acceleration of vesting of any outstanding equity award. For the avoidance of doubt, in the event that additional Company Payments are made to the Executive after the application of the cutback in this Section 8(e), which additional Company Payments result in the cutback no longer being applicable, the Company shall pay the Executive an additional amount equal to the value of the Company Payments that were originally cutback. The Company shall determine at the end of each calendar year whether any such restoration is necessary based on additional Company Payments (if any) made during such calendar year, and shall pay such restoration within ninety (90) days of the last day of such calendar year. In no event whatsoever shall the Executive be entitled to a tax gross-up or other payment in respect of any excise tax, interest or penalties that may be imposed on the Company Payments by reason of the application of Section 280G or Section 4999 of the Code. (f) OTHER OBLIGATIONS. Upon any termination of the Executive’s employment with the Company, the Executive’s duties and responsibilities as an officer of any Company-related entity shall immediately cease and to the extent necessary Executive shall promptly resign from any other position as an officer or fiduciary of any Company-related entity. (g) EXCLUSIVE REMEDY. The amounts payable to the Executive following termination of employment and the Employment Term hereunder pursuant to Sections 7 and 8 hereof to the fullest extent permitted by law shall be in full and complete satisfaction of the Executive’s rights under this Agreement (but for the avoidance of doubt, not the Amended and Restated Letter Agreement) and any other claims that the Executive may have in respect of the Executive’s employment with the Company or any of its Affiliates, and the Executive acknowledges that such amounts are fair and reasonable, and are the Executive’s sole and exclusive remedy, in lieu of all other remedies at law or in equity, with respect to the termination of the Executive’s employment hereunder or any breach of this Agreement. 9. RELEASE; NO MITIGATION. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits shall only be payable if the Executive (or the Executive’s beneficiary and/or estate, as applicable, in the case of death or Disability) delivers to the Company and does not revoke a general release of claims in favor of the Company in substantially the form attached on Exhibit A hereto. Such release shall be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following termination. In no event shall the Executive be obligated to seek other

9 employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by a subsequent employer, except as provided in Section 8(d)(iv) hereof. 10. RESTRICTIVE COVENANTS. (a) CONFIDENTIALITY. During the course of the Executive’s employment with the Company, the Executive will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its Affiliates, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors. The Executive agrees that the Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Executive’s assigned duties and for the benefit of the Company or its Affiliates or pursuant to the Amended and Restated Letter Agreement, either during the period of the Executive’s employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s and its Affiliates’ part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by the Executive during the Executive’s employment by the Company (or any predecessor). The provisions of this Section 10(a) shall not apply to the disclosure of Confidential Information to the Company’s Affiliates together with each of their respective shareholders, directors, officers, accountants, lawyers and other representatives or agents made by Executive in the course of performance of Executive’s duties under this Agreement or the Amended and Restated Letter Agreement, nor to a Permitted Disclosure as defined in Section 24 below. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; (ii) becomes generally known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive; or (iii) the Executive is required to disclose by applicable law, regulation or legal process (provided that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information) subject to Section 24 below. (b) NONCOMPETITION. The Executive acknowledges that (i) the Executive performs services of a unique nature for the Company that are irreplaceable, and that the Executive’s performance of such services to a competing business will result in irreparable harm to the Company, (ii) the Executive has had and will continue to have access to Confidential Information which, if disclosed, used or relied upon for a competing business would unfairly and inappropriately assist in competition against the Company or any of its Affiliates, (iii) in the

10 course of the Executive’s employment by a competitor in any manner involving activities similar to those performed by the Executive during the Executive’s employment with the Company, the Executive would inevitably use, disclose or rely on such Confidential Information, (iv) the Company and its Affiliates have substantial relationships with their customers and the Executive has had and will continue to have access to these customers, (v) the Executive has received and will receive specialized training from the Company and its Affiliates, and (vi) the Executive has generated and will continue to generate goodwill for the Company and its Affiliates in the course of the Executive’s employment. Accordingly, during the Restricted Period, the Executive agrees that the Executive will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form engaged in competition with the Company or any of its Affiliates or in any other material business in which the Company or any of its Affiliates is engaged on the date of termination or in which to the Executive’s knowledge they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company or any of its Affiliates conducts business that the Executive was responsible for, involved in, or exposed to Confidential Information about (any such activity, a “Competitive Activity”). For the avoidance of doubt, nothing herein shall restrict the Executive from (i) engaging in the Permitted Activities, solely to the extent that the Permitted Activities are carried out in the same scope and manner and as were permitted during the Employment Term or (ii) following Executive’s termination of employment hereunder, otherwise engaging in any activity that does not constitute a Competitive Activity. Notwithstanding the foregoing, nothing in this Section 10(b) shall prohibit the Executive from (x) being a passive owner of not more than one percent (1%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its Affiliates, so long as the Executive has no active participation in the business of such corporation or (y) engaging in the activities permitted pursuant to Section 1(b) hereof. For purposes of this Agreement, the “Restricted Period” shall mean in the case of a termination of Executive’s employment for any reason (x) occurring no later than December 31, 2027, the period commencing on the Effective Date and ending on December 31, 2028 (provided, that if the Executive’s employment is terminated by the Company without Cause pursuant to Section 7(c) or by the Executive for Good Reason pursuant to Section 7(e), then the Restricted Period shall end on the first (1st) anniversary of such termination of employment), and (y) occurring on or after January 1, 2028, the period commencing on the Effective Date and ending on the first (1st) anniversary of such termination. (c) NONSOLICITATION; NONINTERFERENCE. (i) During the Restricted Period, the Executive agrees that the Executive shall not, except in the furtherance of the Executive’s duties hereunder, or the rights under the Amended and Restated Letter Agreement, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any client of the Company or any of its Affiliates (including, but not limited to, current or prospective investors in any commingled fund, fund-of-one, separately managed account, co-investment vehicle or similar arrangement) with which the Executive was involved, responsible for (including in a supervisory capacity) or exposed to Confidential Information about during the Executive’s employment with the Company to purchase goods or

11 services then sold by the Company or any of its Affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer. (ii) During the Executive’s employment with the Company and for a period of two (2) years thereafter, the Executive agrees that the Executive shall not, except in the furtherance of the Executive’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee at the officer level, representative or agent of the Company or any of its Affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its Affiliates and any of their respective vendors, joint venturers or licensors. An employee, representative or agent shall be deemed covered by this Section 10(c)(ii) while so employed or retained and for a period of six (6) months thereafter. (iii) Notwithstanding the foregoing, the provisions of this Section 10(c) shall not be violated by (A) general advertising or solicitation not specifically targeted at Company- related persons or entities, (B) the Executive serving as a reference, upon request, for any employee of the Company or any of its Affiliates so long as such reference is not for an entity that is employing or retaining the Executive or by the Permitted Activities or (C) by the Executive soliciting or hiring the Executive’s personal assistants. (d) NONDISPARAGEMENT. The Executive agrees not to make negative comments about or otherwise disparage the Company or any of its Affiliates or any of their respective officers, directors, employees, shareholders, agents or products other than in the good faith performance of the Executive’s duties to the Company while the Executive is employed by the Company. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). The Company agrees that it shall use commercially reasonable efforts to cause the individuals holding the positions of members of the Board and executive officers of the Company, in each case, as of the date of termination to not, while employed by the Company or serving as a director of the Company, as the case may be, make negative comments about the Executive or otherwise disparage the Executive in any manner that is likely to be harmful to the Employee’s business reputation. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), and the foregoing limitation on the Company’s executives and directors shall not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company. (e) INVENTIONS. (i) The Executive acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-

12 how, processes, techniques, methods, works of authorship and other work product, whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any Company resources and/or within the scope of the Executive’s work with the Company or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company, and that are made or conceived by the Executive, solely or jointly with others, during the Employment Term or (B) suggested by any work that the Executive performs in connection with the Company, either while performing the Executive’s duties with the Company or on the Executive’s own time shall belong exclusively to the Company (or its designee), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). The Executive will keep full and complete written records (the “Records”), in the manner prescribed by the Company, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company, and the Executive will surrender them upon the termination of the Employment Term, or upon the Company’s request. The Executive irrevocably conveys, transfers and assigns to the Company the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Executive’s name or in the name of the Company (or its designee), applications for patents and equivalent rights (the “Applications”). The Executive will, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company to perfect, record, enforce, protect, patent or register the Company’s rights in the Inventions, all without additional compensation to the Executive from the Company. The Executive will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Company’s benefit, all without additional compensation to the Executive from the Company, but entirely at the Company’s expense. (ii) In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and the Executive agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Executive. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Company, the Executive hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Executive’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Executive hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that the Executive has any rights in the results and proceeds of the Executive’s service to the Company that cannot be assigned in the manner described herein, the

13 Executive agrees to unconditionally waive the enforcement of such rights. The Executive hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Executive’s benefit by virtue of the Executive being an employee of or other service provider to the Company. (f) RETURN OF COMPANY PROPERTY. Promptly following the date of the Executive’s termination of employment with the Company for any reason (or promptly at any time prior thereto at the Company’s request), the Executive shall take reasonable measures to return all property belonging to the Company or its Affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company). The Executive may retain information with respect to the Executive’s compensation, the Executive’s rolodex and similar address books provided that such items only include contact information. (g) REASONABLENESS OF COVENANTS. In signing this Agreement, the Executive gives the Company assurance that the Executive has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 10 hereof. The Executive agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and their Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Executive from obtaining other suitable employment during the period in which the Executive is bound by the restraints. The Executive covenants that the Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 10. It is also agreed that each of the Company’s Affiliates will have the right to enforce all of the Executive’s obligations to that Affiliate under this Agreement, including without limitation pursuant to this Section 10. (h) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 10 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. (i) TOLLING. In the event of any violation of the provisions of this Section 10, the Executive acknowledges and agrees that, to the extent permitted by law, the post-termination restrictions contained in this Section 10 shall be extended by a period of time equal to the period of such post termination violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation. (j) SURVIVAL OF PROVISIONS. The obligations contained in Sections 10 and 11 hereof shall survive the termination or expiration of the Employment Term and the Executive’s employment with the Company and shall be fully enforceable thereafter.

14 11. COOPERATION. Upon the receipt of reasonable notice from the Company (including outside counsel), the Executive agrees that while employed by the Company and for the duration of the period the Executive receives coverage under the Company’s D&O insurance (but not to exceed six (6) years), the Executive will respond and provide information with regard to matters in which the Executive has knowledge as a result of the Executive’s employment with the Company, and will provide reasonable assistance to the Company, its Affiliates and their respective representatives in defense of any claims that may be made against the Company or its Affiliates, and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates, to the extent that such claims may relate to the period of the Executive’s employment with the Company (other than in connection with any litigation or other proceeding in which the Executive is a party-in-opposition) (collectively, the “Claims”). The Executive agrees to promptly inform the Company if the Executive becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its Affiliates. The Executive also agrees to promptly inform the Company (to the extent that the Executive is legally permitted to do so) if the Executive is asked to assist in any investigation of the Company or its Affiliates (or their actions) or another party attempts to obtain information or documents from the Executive (other than in connection with any litigation or other proceeding in which the Executive is a party-in-opposition) with respect to matters the Executive believes in good faith to relate to any investigation of the Company or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, unless in furtherance of the Executive’s duties under this Agreement, the Amended and Restated Letter Agreement or in connection with Executive’s rights under this Agreement or the Amended and Restated Letter Agreement, the Executive shall not communicate with anyone (other than the Executive’s attorneys and tax and/or financial advisors and except to the extent that the Executive determines in good faith is necessary in connection with the performance of the Executive’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its Affiliates without giving prior written notice to the Company or the Company’s counsel. The Company shall compensate the Executive at an hourly rate calculated by reference to the Executive’s Base Salary at the time of termination, assuming a 2,080 hour work year, for assistance requiring more than a de minimis time commitment by the Executive. Such cooperation shall be scheduled, so as to not unreasonably burden the Executive or unreasonably interfere with any subsequent employment or activities or commitments that the Executive may undertake. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Executive in complying with this Section 11. 12. EQUITABLE RELIEF AND OTHER REMEDIES. The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 10 or Section 11 hereof would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages. In the

15 event of a violation by the Executive of Section 10 or Section 11 hereof, any severance being paid to the Executive pursuant to this Agreement or otherwise shall immediately cease, and any severance previously paid to the Executive shall be repaid to the Company. 13. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. Except as provided in this Section 13 hereof, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. 14. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive: At the address (or to the facsimile number) shown in the books and records of the Company. with a copy to (which will not constitute notice) Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attention: Marco V. Masotti Email: mmasotti@paulweiss.com If to the Company: Oak Hill Advisors, L.P. One Vanderbilt Avenue, 16th Floor New York, NY 10017 Attention: Gail Burlant, Chief Human Resources Officer Email: gburlant@oakhilladvisors.com with a copy to (which will not constitute notice) T. Rowe Price Group, Inc.

16 1307 Point Street Baltimore, Maryland 21231 Attention: David Oestreicher Email: david.oestreicher@troweprice.com with a copy to (which will not constitute notice) Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036 Attention: Kenneth E. Young Michael Darby E-mail: ken.young@dechert.com michael.darby@dechert.com or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 15. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control. 16. SEVERABILITY. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law. 17. COUNTERPARTS. The parties may execute this Agreement one or more counterparts, each of which are deemed an original and all of which together constitute one and the same instrument. The parties may deliver this Agreement, including signature pages, by: (i) exchanging signed originals; (ii) facsimile or emailed PDF transmissions, (iii) executing the agreement via DocuSign, or (iv) any combination of such means, and the parties hereby adopt any documents so received as original and having the same effect as physical delivery of paper documents bearing the original signature. A digital/electronic signature shall also be deemed an original signature 18. INDEMNIFICATION; D&O INSURANCE. The Company hereby agrees to indemnify the Executive and hold the Executive harmless to the extent provided under the by- laws and charter of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance of the Executive’s duties and obligations with the Company. This obligation shall survive the termination of the Executive’s

17 employment with the Company. The Executive shall be eligible for coverage under the Company’s D&O coverage and other indemnification arrangements on the same terms as similarly situated employees of the Company. 19. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, the legal relations among the parties hereunder and the adjudication and the enforcement thereof, shall in all respects be governed by, and interpreted and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance. Each of the parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction, any state or federal court within New Castle County, Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Court of Chancery of the State of Delaware or (b) any state or federal court within New Castle County, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto. Notwithstanding the foregoing, the Company and its affiliates shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 12 above, from any court of competent jurisdiction. 20. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, including the Existing Agreement; provided, however, that nothing in this Agreement is intended to modify, amend, or supersede in any way, any substantive provisions, rights or obligations of the Executive, the Company, or any of their respective Affiliates under any other agreement, including but not limited to any award agreements under any long-term incentive plan sponsored by the Company, any other compensation plan sponsored by the Company or any grant agreement thereunder, the Amended and Restated Letter Agreement and the restrictive covenants to which the Executive is subject under the Transaction Agreement. No agreements or representations, oral or otherwise, express

18 or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. 21. WAIVER OF PRIOR ARRANGEMENTS. The Executive acknowledges and agrees that no earnout is or will become due or payable to the Executive pursuant to Section 2.11 of the Transaction Agreement, dated October 28, 2021, by and among the Company, OHA and the other parties thereto (as amended from time to time, the “Transaction Agreement”). In furtherance of the foregoing, the Executive hereby irrevocably and unconditionally waives any and all rights, claims, entitlements and benefits that the Executive has, or may in the future assert, arising out of or in connection with any earnout payment under the Transaction Agreement, and agrees not to make any claim against the Company, OHA or any of their respective affiliates in respect thereof. Further, the Executive acknowledges and agrees that no payment is or will become due or payable to you under that certain Value Creation Agreement, dated December 29, 2021, by and among the Company, Executive, William H. Bohnsack, Jr., Adam B. Kertzner and Alan M. Schrager. 22. REPRESENTATIONS. The Executive represents and warrants to the Company that (a) the Executive has the legal right to enter into this Agreement and to perform all of the obligations on the Executive’s part to be performed hereunder in accordance with its terms, and (b) the Executive is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Executive from entering into this Agreement or performing all of the Executive’s duties and obligations hereunder. In addition, the Executive acknowledges that the Executive is aware of Section 304 (Forfeiture of Certain Bonuses and Profits) of the Sarbanes-Oxley Act of 2002 and the right of the Company to be reimbursed for certain payments to the Executive in compliance therewith. The Company represents and warrants to the Executive that (x) the Company has the legal right to enter into this Agreement and to perform all of the obligations on the Company’s’ part to be performed hereunder in accordance with its terms and (y) the Company is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Company from entering into this Agreement or performing all of the Company’s duties and obligations hereunder. 23. TAX MATTERS. (a) WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (b) SECTION 409A COMPLIANCE. (i) The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the

19 applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Code Section 409A. (ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” for purposes of Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 23(b)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (iii) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. (iv) For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. (v) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

20 24. TRADE SECRETS; WHISTLEBLOWING. Notwithstanding anything to the contrary in this Agreement or otherwise, the Executive understands and acknowledges that the Company has informed the Executive that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for (i) the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Additionally, notwithstanding anything to the contrary in this Agreement or otherwise, the Executive understands and acknowledges that the Company has informed the Executive that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order. Nothing in this Agreement or any other agreement between the Executive and the Company shall be interpreted to limit or interfere with the Executive’s right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, National Labor Relation Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state or federal law. The Executive may report such suspected violations of law, even if such action would require the Executive to share the Company’s proprietary information or trade secrets with the government agency, provided that any such information is protected to the maximum extent permissible and any such information constituting trade secrets is filed only under seal in connection with any court proceeding. All disclosures permitted under this Section 24 as referred to as “Permitted Disclosures”. Lastly, nothing in this Agreement or any other agreement between the Executive and the Company will be interpreted to prohibit the Executive from collecting any financial incentives in connection with making such reports or require the Executive to notify or obtain approval by the Company prior to making such reports to a government agency. 25. RECOVERY OF AMOUNTS PAID. The Executive acknowledges and agrees that the Executive is subject to the Company’s Policy for Recoupment of Incentive Compensation, and any other clawback policy that is adopted by the Board during the Employment Term. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

21 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. T. ROWE PRICE GROUP, INC. By: Name: Title: GLENN R. AUGUST

A-1 EXHIBIT A GENERAL RELEASE I, Glenn R. August in consideration of and subject to the performance by T. Rowe Price Group, Inc. (together with its affiliates, the “Company”), of its obligations under the Employment Agreement dated as of [•] (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. I understand that any payments or benefits paid or granted to me under Section 8 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 8 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Executive Retirement Income

A-2 Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; any claim under Title 20 of the State Government Article of the Maryland Annotated Code; the New York State and City Human Rights Laws, the New York Executive Law, the New York Labor Laws, the New York State Correction Law, the New York State Civil Rights Law, the New York Workers’ Compensation Law, the New York City Administrative Code, the New York State Worker Adjustment and Retraining Notification Act, the Delaware Discrimination in Employment Act, the Delaware Persons With Disabilities Employment Protection Act, the Delaware Whistleblowers’ Protection Act, the Delaware Wage Payment and Collection Act, the Delaware Fair Employment Practices Act, the Delaware Volunteer Emergency Responders Job Protection Act and Delaware’s social media law; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any vested benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) my rights under the Amended and Restated Letter Agreement, (iv) my rights as an equity or security holder in the Company or its affiliates or (v) any claims which arise after the date hereof or which cannot be released as a matter of law. 6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general

A-3 release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 8. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. 10. I hereby acknowledge that Sections 8 through 14, 18 through 25 of the Agreement shall survive my execution of this General Release. 11. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. 12. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 13. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

A-4 14. Notwithstanding anything to the contrary in this Agreement or otherwise, I understand and acknowledge that the Company has informed me that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for (i) the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Additionally, notwithstanding anything to the contrary in this General Release or otherwise, I understand and acknowledge that the Company has informed me that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to a court order. 15. Nothing in this General Release or any other agreement between me and the Company shall be interpreted to limit or interfere with my right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, National Labor Relation Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state or federal law. I may report such suspected violations of law, even if such action would require me to share the Company’s proprietary information or trade secrets with the government agency, provided that any such information is protected to the maximum extent permissible and any such information constituting trade secrets is filed only under seal in connection with any court proceeding. Lastly, nothing in this General Release or any other agreement between me and the Company will be interpreted to prohibit me from collecting any financial incentives in connection with making such reports or require me to notify or obtain approval by the Company prior to making such reports to a government agency.

A-5 BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD; 6. I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. SIGNED: DATED: